Exhibit 5.7

[Dickinson Wright PLLC Letterhead]

June 23, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, TX 75234

Re:                               $415,000,000 10% Senior Notes due 2018

Ladies and Gentlemen:

We have acted as special counsel in the State of Michigan (the “State”) to Oak Pointe Country Club, Inc., a Michigan corporation, and Renaissance Club, Inc., a Michigan corporation (individually, a “Guarantor” and collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors and the other guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes.  The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the guarantors named therein (including the Guarantors) and Wilmington Trust FSB, as trustee (the “Trustee”).  The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.  Terms not defined herein shall have the meanings assigned thereto in the Indenture.

Our representation of the Guarantors has been limited solely to the issuance of the Guarantees by the Guarantors as contemplated in the Indenture.

In rendering our opinion we have examined the Registration Statement and the Indenture, which Indenture has been filed with the Commission as an exhibit to the Registration Statement. We have also examined (i) each Guarantor’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”); (ii) a copy of each Guarantor’s Amended and Restated Bylaws, certified to us by each Guarantor’s Secretary as of November 30, 2010 to be complete, current and inclusive of all amendments (the “Bylaws”), (iii) copies of minutes of meetings or consent resolutions of the Board of Directors of each Guarantor authorizing the transactions contemplated by the Indenture and certified to us by each Guarantor’s Secretary as of November 30, 2010 to be complete and currently in effect without amendment, revision or repeal; (iv) a certified copy of a Certificate of Good Standing issued by the Bureau of Commercial Services of the Michigan Department of Energy, Labor & Economic Growth (the “MDLEG”) regarding each Guarantor’s good standing in the State, dated March 24, 2011; and (v) such other certificates of public officials, corporate documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed.  As to various questions of fact material to our opinion, we have relied upon certificates and written statements of officers of each Guarantor, including but not limited to the officer’s certificate attached hereto.

For purposes of this opinion, we have, with your permission, assumed without independent investigation that: (i) the Company is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) except with respect to the Guarantors, each of the Indenture and the Exchange Notes has been duly executed and delivered by the parties thereto; (iii) except with respect to the Guarantors, each of the Indenture and the Exchange Notes has been duly authorized by the parties thereto; (iv) each of the Indenture and the Exchanges Notes is the legal, valid and binding obligation of, and is enforceable in accordance with its respective terms against, each of the parties thereto; (v) each document submitted to us as an original is authentic; (vi) each document submitted to us as a certified, conformed or photostatic copy conforms to the authentic original document; (vii) the legal capacity of natural persons; (viii) the persons who executed, acknowledged and delivered the Indenture and the Exchange Notes on behalf of each of the parties thereto (other than the Guarantors) were duly authorized to do so by each such party; (ix) neither the execution and delivery of, nor the performance by the parties (other than the Guarantors) of their respective obligations under, the Indenture contravenes or conflicts with any law, rule or regulation of, or violates the public policy of, any jurisdiction, or any judgment, order or decree of any court or regulatory body applicable to the parties or by which the parties may be bound; and (x) there are no actions, proceedings, orders, rulings or judgments affecting the matters addressed in the opinions expressed herein to which any of the parties (other than the Guarantors) that is a party to the Indenture is a party or by which any of them is bound; and there are no facts, events or circumstances other than those expressed in the Indenture that would enlarge, diminish or otherwise modify or affect the rights, titles, interests, obligations or liabilities of such parties, or any of them, and which would have an effect on the opinions hereinafter set forth.

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We express no opinion with respect to the effect of any law other than the law of the State.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1.                                       Each Guarantor is a corporation validly existing and in good standing under the laws of the State, and has the corporate power and authority to execute and deliver, and perform its respective obligations under, the Indenture.

2.                                       The execution and delivery of the Indenture by each Guarantor and the performance of such Guarantor’s obligations under the Indenture have been duly authorized by all requisite action of the board of directors of such Guarantor.  No other corporate action is required for the Indenture to be duly authorized, executed, delivered and the obligations thereunder to be performed.  The execution and delivery of the Indenture by (a) any one of Eric Affeldt, David Woodyard, Curt McClellan or Ingrid Keiser on behalf of Renaissance Club, Inc. and (b) any one of Eric Affeldt, Mark Burnett, Curt McClellan or Ingrid Keiser on behalf of Oak Pointe Country Club, Inc. have been duly authorized by all requisite action of the board of directors of each such Guarantor.

3.                                       The Guarantees have been duly authorized and issued by each such Guarantor.

4.                                       The execution and delivery by each Guarantor of the Indenture do not, and the performance by the Guarantors of their respective payment obligations thereunder will not, (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of each Guarantor, (b) violate any law, rule, regulation or ordinance of the State applicable to the Guarantors, or (c) do not conflict with, constitute a default under, or violate any judgment, writ, injunction, decree, or order of any court or governmental authority of the State binding on the Guarantors.

Our opinions expressed above are subject to the following qualifications:

(a)                                  We have not reviewed for purposes of our opinions, and nothing herein shall be construed as an opinion by us as to compliance with, any federal, state or local environmental, zoning, health, liquor licensing, safety, building, land use or subdivision laws, ordinances, rules or regulations; federal, state and local taxation laws, rules or regulations (except as expressly set forth herein); any federal or state securities or “blue sky” rules and regulations; labor, ERISA and other employee benefit laws; any Federal or state antitrust or unfair competition laws and regulations (including without limitation the Hart-Scott-Rodino Antitrust Improvements Act); any banking laws, rules or regulations, or any laws relating to fiduciary duties; or any Federal or state law, rule or regulation concerning terrorist activities, including without limitation the USA PATRIOT Act of 2001, as

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amended, or the foreign assets control regulations of the U.S. Department of Treasury; any federal or state laws, rules, regulations or policies concerning criminal and civil forfeiture laws; any federal or state racketeering or other law providing for criminal prosecution; or any federal or state patent, trademark, copyright or other federal or state intellectual property laws, rules and regulations.

(b)                                 With respect to the opinions set forth in paragraph 1 above, we have exclusively relied upon the certificates of the Bureau of Commercial Services of the MDLEG listed above.

We express no opinion as to circumstances or events which may occur subsequent to the effective date of the Registration Statement.

The foregoing opinions may be relied upon by your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Dickinson Wright PLLC

CAM/SED

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OFFICER’S CERTIFICATE

of the Guarantors Listed on Schedule I Hereto

This Officer’s Certificate dated as of June 23, 2011 (the “Certificate”) is furnished in connection with that certain Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), and the guarantors named therein and listed on Schedule I hereto (collectively, the “Guarantors”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes.  The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”) among the Company, the Guarantors, and Wilmington Trust FSB, as trustee.  The Company and the Guarantors will offer the Exchange Notes and Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and related guarantees (the “Transactions”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Officer’s Certificate of each Guarantor, dated November 30, 2010 (the “November Certificate”), signed by Ingrid Keiser, as Secretary of each of the Guarantors.

The undersigned, Ingrid J. Keiser, hereby certifies that she is the duly elected and acting Secretary of each of the Guarantors, and as such is authorized to execute and deliver this Certificate.  The undersigned hereby certifies in her capacity as Secretary of each of the Guarantors (and not in the undersigned’s individual capacity) that:

1.     There is no oral or written agreement or instruments or understanding that affects the rights and obligations of the parties set forth in the Indenture and Guarantees, or that would have a material effect on the opinions (the “Opinions”) expressed in the opinions of counsel delivered in connection with the filing of the Registration Statement.  The Indenture and Guarantees accurately describe and contain the complete and mutual understanding of the parties thereto, and all material terms and conditions of the Transactions are correctly and completely reflected in the Indenture and Guarantees; and there has been no amendment or waiver of any of the provisions of the Indenture or Guarantees by conduct of the parties or otherwise.

2.     There are no judgments, orders, writs, injunctions or decrees presently in effect and binding on any Guarantor relating to the Indenture or performance of any Guarantor.

3.     Each Guarantor’s respective Organizational Document, Bylaws, Limited Liability Company Agreement, Limited Partnership Agreement, Joint Venture Agreement and Resolutions (as applicable, and each as attached to the November Certificate of each Guarantor) remain authentic, complete, accurate and in full force and effect and have not been amended, annulled, modified, rescinded, revoked or supplemented; and each

Guarantor’s respective Resolutions constitute the only resolutions adopted by each such Guarantor.

4.     The Indenture and Registration Rights Agreement have been delivered by each Guarantor.

5.     There are no facts or events in connection with the execution and delivery of either the Indenture or Exchange Notes that would materially impair its validity or enforceability.

6.     Except to the extent that the Company may from time to time notify the counsel delivering the Opinions, no Guarantor will take any action or make any omission subsequent to the date of this Certificate and prior to, and including, the date of effectiveness of the Registration Statement that will have a material effect on the Opinions, including enforceability of the Guarantees and the good standing or existence, as applicable, of each Guarantor in its respective jurisdiction of organization.

This certificate and the certifications contained herein may be relied upon by the counsel delivering opinions in connection with the Registration Statement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused this Certificate to be delivered as of the first date written above.

/s/ Ingrid J. Keiser
Ingrid J. Keiser
Secretary of each of the Guarantors
listed on Schedule I hereto

The undersigned hereby certifies that he is the duly elected, qualified and acting Treasurer of each of the Guarantors, and hereby further certifies that Ingrid J. Keiser is the duly elected, qualified and acting Secretary of each of the Guarantors, that the above signature is her genuine signature, and that she is authorized to deliver this Certificate.

/s/ Curt D. McClellan
Curt D. McClellan
Treasurer of each of the Guarantors
listed on Schedule I hereto

[Signature Page to Officer’s Certificate of the Guarantors]

Schedule I

List of Guarantors

Name of Guarantor	Form of Entity and Jurisdiction of Organization
Capital City Club of Montgomery, Inc.	Alabama corporation
The Summit Club, Inc.	Alabama corporation
GRanch Golf Club, Inc.	Arizona corporation
Anthem Golf, LLC	Arizona limited liability company
Diamante’ Golf Club Management, Inc.	Arkansas corporation
Diamante’ Golf Club Partners, Inc.	Arkansas corporation
MH Villas, Inc.	California corporation
Aliso Viejo Golf Club Joint Venture	California limited partnership
Aspen Glen Golf Club Management Company	Colorado corporation
ClubCorp Airways Golf, Inc.	Delaware corporation
ClubCorp Aliso Viejo Holding Corp.	Delaware corporation
ClubCorp Aven Holdings, Inc.	Delaware corporation
ClubCorp Braemar Country Club, Inc.	Delaware corporation
ClubCorp Bunker Hill Club, Inc.	Delaware corporation
ClubCorp Buying Services, Inc.	Delaware corporation
ClubCorp Canyon Crest Country Club, Inc.	Delaware corporation
ClubCorp Center Club, Inc.	Delaware corporation
ClubCorp Coto Property Holdings, Inc.	Delaware corporation
ClubCorp Crow Canyon Management Corp.	Delaware corporation
ClubCorp Desert Falls Country Club, Inc.	Delaware corporation
ClubCorp GCL Corporation	Delaware corporation
ClubCorp Granite Bay Management, Inc.	Delaware corporation
ClubCorp IW Golf Club, Inc.	Delaware corporation
ClubCorp Mission Hills Country Club, Inc.	Delaware corporation
ClubCorp Porter Valley Country Club, Inc.	Delaware corporation
ClubCorp San Jose Club, Inc.	Delaware corporation
ClubCorp Shadow Ridge Golf Club, Inc.	Delaware corporation
ClubCorp Spring Valley Lake Country Club, Inc.	Delaware corporation
ClubCorp Symphony Towers Club, Inc.	Delaware corporation
ClubCorp Teal Bend Golf Club, Inc.	Delaware corporation
ClubCorp Turkey Creek Golf Club, Inc.	Delaware corporation
ClubCorp USA, Inc.	Delaware corporation
Owners Club Asset Company	Delaware corporation
The Owner’s Club, Inc.	Delaware corporation
191 Athletic Club Management Company, LLC	Delaware limited liability company
191 CC Operating Co., LLC	Delaware limited liability company
AZ Club, LLC	Delaware limited liability company
CCA Golf Course Holdco, LLC	Delaware limited liability company
CCA Mezzanine Holdco, LLC	Delaware limited liability company
ClubCorp Gen Par of Texas, L.L.C.	Delaware limited liability company

ClubCorp Golf of California, L.L.C.	Delaware limited liability company
ClubCorp Golf of Florida, L.L.C.	Delaware limited liability company
ClubCorp Golf of North Carolina, L.L.C.	Delaware limited liability company
ClubCorp Hamlet, LLC	Delaware limited liability company
ClubCorp Management Company for Stone Creek, LLC	Delaware limited liability company
ClubCorp Mezzanine Borrower, LLC	Delaware limited liability company
ClubCorp Mortgage Borrower, LLC	Delaware limited liability company
ClubCorp TTC, LLC	Delaware limited liability company
ClubCorp Willow Creek, LLC	Delaware limited liability company
ClubCorp Wind Watch, LLC	Delaware limited liability company
Currituck Golf, LLC	Delaware limited liability company
Empire Ranch, LLC	Delaware limited liability company
Farms of New Kent Management, LLC	Delaware limited liability company
FFFC Golf Acquisitions, L.L.C.	Delaware limited liability company
Laurel Springs Holdco, LLC	Delaware limited liability company
MAC Club, LLC	Delaware limited liability company
The Owner’s Club of South Carolina, L.L.C.	Delaware limited liability company
UMass Club Management, LLC	Delaware limited liability company
Centre Club, Inc.	Florida corporation
Citrus Club, Inc.	Florida corporation
ClubCorp Graphics, Inc.	Florida corporation
Countryside Country Club, Inc.	Florida corporation
DeBary Management Corp.	Florida corporation
Haile Plantation Management Corp.	Florida corporation
Hunter’s Green Acquisition Corp.	Florida corporation
Management Company for Eagle Ridge and The Preserve	Florida corporation
Monarch EP Management Corp.	Florida corporation
Queens Harbour Corporation	Florida corporation
Tampa Palms Club, Inc.	Florida corporation
Tower Club, Inc.	Florida corporation
University Club Management Co., Inc.	Florida corporation
University Club, Inc.	Florida corporation
HPG, L.C.	Florida limited liability company
First City Club Management, Inc.	Georgia corporation
GP Bear’s Best Atlanta, Inc.	Georgia corporation
Northwood Management Corp.	Georgia corporation
The 191 Club, Inc.	Georgia corporation
The Buckhead Club, Inc.	Georgia corporation
ClubCorp Golf of Georgia, L.P.	Georgia limited partnership
The Metropolitan Club of Chicago, Inc.	Illinois corporation
Knollwood Country Club, Inc.	Indiana corporation
Skyline Club, Inc.	Indiana corporation
LionsGate Golf Club, Inc.	Kansas corporation
Southern Trace Country Club of Shreveport, Inc.	Louisiana corporation
Club at Boston College, Inc.	Massachusetts corporation
New England Country Club Management, Inc.	Massachusetts corporation

Oak Pointe Country Club, Inc.	Michigan corporation
Renaissance Club, Inc.	Michigan corporation
The University Club, Inc.	Mississippi corporation
ClubCorp — Asia	Nevada corporation
ClubCorp Asia Investments Inc.	Nevada corporation
ClubCorp Financial Management Company	Nevada corporation
ClubCorp International, Inc.	Nevada corporation
ClubCorp Mexico, Inc.	Nevada corporation
ClubCorp Publications, Inc.	Nevada corporation
Master Club, Inc.	Nevada corporation
Society Management, Inc.	Nevada corporation
Athletic Club at the Equitable Center, Inc.	New York corporation
Capital City Club of Raleigh, Inc.	North Carolina corporation
Piedmont Club, Inc.	North Carolina corporation
UNC Alumni Club Management, Inc.	North Carolina corporation
Akron Management Corp.	Ohio corporation
Dayton Racquet Club, Inc.	Ohio corporation
Quail Hollow Management, Inc.	Ohio corporation
Shoreby Club Management, Inc.	Ohio corporation
Silver Lake Management Corp.	Ohio corporation
The Club at Society Center, Inc.	Ohio corporation
Diamond Run Club, Inc.	Pennsylvania corporation
Pyramid Club Management, Inc.	Pennsylvania corporation
Rivers Club, Inc.	Pennsylvania corporation
Treesdale Country Club, Inc.	Pennsylvania corporation
Columbia Capital City Club Corp.	South Carolina corporation
Harbour Club of Charleston, Inc.	South Carolina corporation
Indigo Run Asset Corp.	South Carolina corporation
Manager for CCHH, Inc.	South Carolina corporation
The Commerce Club, Inc.	South Carolina corporation
The Manager of the Owner’s Club, Inc.	South Carolina corporation
Woodside Plantation Country Club, Inc.	South Carolina corporation
Piedmont Golfers’ Club LLC	South Carolina limited liability company
The Owners Club at Hilton Head, L.P.	South Carolina limited partnership
Club Le Conte, Inc.	Tennessee corporation
Memphis City Club, Inc.	Tennessee corporation
Nashville Club Management, Inc.	Tennessee corporation
Bluegrass Club, LLC	Tennessee limited liability company
April Sound Management Corp.	Texas corporation
Barton Creek Resort & Clubs, Inc.	Texas corporation
Bay Oaks Country Club, Inc.	Texas corporation
Brookhaven Country Club, Inc.	Texas corporation
Dallas Tower Club, Inc.	Texas corporation
Fair Oaks Club Corp.	Texas corporation

Fort Bend Acquisition Corp.	Texas corporation
GCC Asset Management, Inc.	Texas corporation
Greenspoint Club, Inc.	Texas corporation
Hackberry Creek Country Club, Inc.	Texas corporation
Hearthstone Country Club, Inc.	Texas corporation
Hill Country Golf, Inc.	Texas corporation
Hills II of Lakeway, Inc.	Texas corporation
Houston City Club, Inc.	Texas corporation
Irving Club Acquisition Corp.	Texas corporation
Kingwood Country Club, Inc.	Texas corporation
La Cima Club, Inc.	Texas corporation
Lakeway Clubs, Inc.	Texas corporation
Memorial Stadium Club Management Corp.	Texas corporation
Oakmont Management Corp.	Texas corporation
Richardson Country Club Corp.	Texas corporation
Shady Valley Management Corp.	Texas corporation
Stonebriar Management Corp.	Texas corporation
The Club at Cimarron, Inc.	Texas corporation
The Downtown Club, Inc.	Texas corporation
The Plaza Club of San Antonio, Inc.	Texas corporation
Timarron Golf Club, Inc.	Texas corporation
Tower Club of Dallas, Inc.	Texas corporation
Walnut Creek Management Corporation	Texas corporation
West Park Club, Inc.	Texas corporation
Westlake City Club, Inc.	Texas corporation
Wildflower Country Club, Inc.	Texas corporation
Willow Creek Management, Inc.	Texas corporation
ClubCorp Golf of Texas, L.P.	Texas limited partnership
Greenbrier Country Club, Inc.	Virginia corporation
Operations Company for Homestead, Inc.	Virginia corporation
River Creek Country Club, Inc.	Virginia corporation
Stonehenge Club, Inc.	Virginia corporation
Tower City Club of Virginia, Inc.	Virginia corporation
Town Point Club, Inc.	Virginia corporation
Columbia Tower Club, Inc.	Washington corporation
City Club of Washington, Inc.	Washington, D.C. corporation
Glendale Management Corp.	Wisconsin corporation
Glendale Racquet Club, Inc.	Wisconsin corporation